LEASE  CONTRACT  FOR  BUSINESS  ROOMS               Contract  No.:  68
                                                    Copy  for  Landlord/Tenant


The lease parties are referred to as Landlord and Tenant even if they are composed of several, maybe legal persons. All persons mentioned in the contract
- in case of firms their legal representatives - must sign the Contract in their own hands. Inapplicable parts of the Lease Contract must be deleted, empty spaces must be filled in or deleted. If necessary, annex additional sheets and sign them.

The
RESEARCH  AND  DEVELOPMENT  CENTRE,  FEZ WITTEN GMBH, ALFRED-HERRHAUSEN-STR. 44,
--------------------------------------------------------------------------------
58455  WITTEN
-------------
(Landlord)
----------

and

SANGUIBIOTECH  AG  WITTEN,  ALFRED-HERRHAUSEN-STR.  44,  58455  WITTEN
----------------------------------------------------------------------
(Tenant)
--------

conclude  the  following  Lease  Contract:


  1     LEASED  PROPERTY,  PURPOSE  OF  LEASE,  BEGIN  OF  LEASE

     1. From 01 JANUARY 2000 on, the following rooms on the property Alfred-Herrhausen-Str. 44, 58455 Witten are let:


     ON THE GROUND FLOOR, THE ROOMS NUMBERED E51, E52, E54 TO E66 WITH A MAIN FLOOR SPACE OF 287.63 SQ.M. AS
     WELL AS A SHARE OF ANCILLARY FLOOR SPACE AND CIRCULATION AREA OF 71.91 SQ.M. THAT RESULTS IN AN OVERALL LEASED
     AREA  OF  359.54  SQ.M.


The underlying leased area comprises the areas enclosed by the enclosing walls of the leased room, minus supports, if any, without deduction of inside walls. Ancillary floor space and circulation areas are added to the leased area as a sq.m. share of 25 % of the leased rooms. The annexed site plan of the main leased rooms is a part of this Contract.

A deviation of the agreed leased area from the actual conditions in the leased property not exceeding a range of tolerance of 3 % shall not create a right of Landlord or Tenant to claim a change of the rent.

For  the  operation  of
OFFICE  AND  LABORATORY  AREAS.
-------------------------------

In  addition,  there  are  let:
UNDERGROUND  PARKING  SPACES  NUMBERED  AS  FOLLOWS:  NONE
----------------------------------------------------------

2. The Tenant is entitled to co-use the following parts of the building, installations and technical systems.

LIFT,  ENTRANCE HALL, STAIRCASE AREA AS WELL AS KITCHEN AND TOILET INSTALLATIONS
--------------------------------------------------------------------------------
ON  THE  RESPECTIVE  FLOOR  AND  IN  THE  RESPECTIVE  PART  OF  THE  BUILDING
-----------------------------------------------------------------------------

3.     For  the term of lease, the following keys are handed over to the Tenant.
three  key  per  office  room.
     Upon termination of the lease relationship, all keys must be returned to the Landlord.

4. The Landlord grants the use of the leased property in its condition upon handing over. The Tenant releases the Landlord from no-fault liability for initial material defects ( 538 of the BGB - German Civil Code)

5.     The  Landlord makes the following furniture and fittings available to the
Tenant:  NONE

6. The Landlord grants the use of the leased rooms in the condition as inspected by the Tenant. Unless otherwise provided in the inspection report, the Tenant recognizes the condition of the leased rooms as in line with the contract.

7. Obligations imposed by competent authorities are to be met by the Tenant at its own costs; the rooms may only be used for the purpose permissible according to the respective government regulations.

8. This Lease Contract is concluded under the condition subsequent that the security for rent must have been paid before the leased property is handed over to the Tenant.

  2     UTILISATION  OF  THE  LEASED ROOMS, ENVIRONMENTAL PROTECTION, SUBLETTING

1.     The  Tenant  may  use  the  leased  rooms  only for the business purposes
specified  in   1.  Any  changes  of  the  purpose  of  use  are  subject to the
Landlord's  approval.

2. If the Tenant stores on the property or uses within the framework of its business activities any substances harmful to water, the Tenant must, irrespectively of an existing company liability insurance, effect a special insurance with regard to the storage or utilization of substances harmful to water and, upon request, submit it to the Landlord. The same applies respectively to all other kinds of immission. Claims for damages for soil contamination caused by the Tenant shall become due as soon as such contamination is detected by an examination of the soil. The Tenant shall be given the opportunity to attend the examination of the soil.

3. The Tenant is responsible for insuring the furniture and fittings of the leased rooms and any goods stored in them against fire, water and burglary. If the furniture and fittings brought in by the Tenant or its stocks of goods should cause any damage to the leased rooms, the Tenant shall be liable for such damage. The Landlord shall effect a suitable insurance against risks, such as fire, tap water, sewage or improper release of water from the sprinkler system.

4. With regard to the insurance effected by the Landlord, in particular fire insurance, the Tenant must not increase the risk or permit such increase of risk by a third party without written approval of the Landlord. The higher insurance premium costs in connection with an increase of risk shall be borne by the Tenant.

5. In addition to that, the Tenant must comply with any obligations imposed in connection with the increase of risk or bear the costs of the fulfilment of such obligations

6. Any subletting to or other permission of use by a third party is subject to the Landlord's approval.

7. In case of an unauthorized subletting, the Landlord can require the Tenant to terminate the subletting relationship as soon as possible, but not later than within one month. If the Tenant fails to comply with that request, the Landlord can terminate the main lease relationship without notice. That right can only be asserted by the Landlord within one month after getting knowledge of the unauthorized subletting.

8. The Landlord is entitled to make its approval of a subletting conditional upon the agreement on a subletting surcharge.

9. In case of a subletting or other permission of use, the Tenant shall be liable for any acts or omissions of the subtenant or the person permitted to use the leased rooms, as if it were its own fault.

10. For the case of subletting, the Tenant already now assigns to the Landlord, for security purposes, all claims due from the subtenant, including any right of lien, up to the amount of the Landlord's claims.



  3     MAXIMUM  FLOOR  LOAD

The Tenant must not exceed the maximum floor load permissible under building law, i.e. 500 KG PER SQ.M.



  4     ELECTRICITY,  GAS,  WATER

1. The existing electricity, gas and water networks shall only be used by the Tenant to such an extent that no overload will occur. An additional need can be satisfied by the Tenant by extending the supply lines at its own expense, subject to the prior consent of the Landlord.

2. Water shall only be drawn from the water line for the usual purposes (drinking water, sanitary purposes). In case of water consumption for business purposes, the Tenant must install, at its own expense, an intermediate water meter and bear the water supply and sewage costs as indicated by the Landlord, unless the Tenant purchases water directly from the waterworks.

3. In case of any failure or defects in the supply lines, the Tenant must ensure their immediate disconnection and shall be obliged to immediately inform the Landlord or its agent.

4. Any changes in the energy supply, in particular a change of the voltage, does not entitle the Tenant to assert any claims for compensation against the Landlord.

5. If the electricity, gas or water supply or the sewerage are interrupted by a condition that the Tenant is not responsible for or in case of inundation or other disasters, the Tenant shall have no right to claim rent reduction and compensation against the Landlord.

  5     REPAIR  WORK  AND  STRUCTURAL  ALTERATIONS  BY  THE  LANDLORD

1. The Landlord is entitled, even without the Tenant's consent, to perform repair work and structural alterations that become necessary for the maintenance of the building or of the leased rooms, for averting imminent dangers or for the repair of damage. The same shall apply to any work that is not necessary, but appropriate, such as a modernization of building and leased rooms. The Tenant shall keep the affected rooms accessible and must not hinder or delay the work.

2. The Landlord can convert the central heating or hot water supply to other fuel types or have them connected to the distant heating system and install heat counters, heating cost distributors, hot water meters, hot water cost distributors and thermostats.


  6     STRUCTURAL  ALTERATIONS  BY  THE  TENANT

1. Any structural alterations by the Tenant, in particular conversions and installations, including the grating of windows and the installation or modification of fireplaces, may only be performed with the consent of the Landlord. If the Landlord gives such consent, the Tenant shall be responsible for obtaining the required building permit and bear all costs of such alteration.

2. Upon termination of the lease relationship, the Landlord shall take over all structural changes made by the Tenant without any compensation for the Tenant.


  7     UTILIZATION  OF  THE  LIFTS

To the extent as the Tenant is entitled to use or co-use lift systems, it has no right to uninterrupted operation in case of failure of the system. The Tenant undertakes to observe all items of the lift regulations. There is no operator provided for the lifts. Any failure must be immediately reported to the Landlord or its agent. Any damage caused by the use of the lifts shall only be made good by the Tenant if it has caused such damage intentionally or by gross negligence.


  8     CHANGE  OF  THE  LEGAL  FORM,  SALE  OF  THE  BUSINESS

1. In case of a change of the legal form of the Tenant's business, of any changes in the Commercial Register, in the registration of the trade or in any other conditions relevant to the lease relationship, the Tenant must immediately inform the Landlord of such changes.

2. In case of a sale of the Tenant's business in part or as a whole, a prior agreement with the Landlord shall be required with regard to the assignment of this Contract to the legal successor. There is no right to an assignment of this Contract.


  9     LANDLORD'S  ACCESS  TO  THE  LEASED  ROOMS

1. The Landlord and/or its agent can enter the leased rooms during the business hours for an inspection of their state or for other good cause. In case of danger, access is permitted at any time, day or night.

2. If the Landlord intents to sell the property, the Landlord and/or its agent can enter the leased rooms together with the potential buyer during the office hours. If the lease relationship is terminated, the Landlord and/or its agent can enter the leased rooms together with the potential tenant during the office hours.

3. The Tenant must see to it that the rooms can be entered during its absence. During a prolonged absence (e.g. company holiday), it must deposit the keys at an easily accessible place and inform the Landlord respectively.

  10     RENT  AND  ANCILLARY  COSTS

1.     The BASIC NET RENT for the leased rooms according to   1 No. 1, exclusive
--
of  ancillary  costs
     (operating  and  heating  costs)  is

          DM  17.25  x  359.54  sq.m.     presently  per month      DM  6,202.02

1.1 In addition to the rent, there shall be paid an advance on operating and heating costs
     according to   13, determined on the basis of the Landlords last accounting
          DM  5.50  x  359.54  sq.m.     presently  per month       DM  1,977.46
1.3     Rent  for underground parking spaces     DM 50.00 x 0 pcs.
                                         presently per  month       DM      0.00
                                                                 ---------------
1.4     TOTAL  AMOUNT                    PRESENTLY  PER  MONTH      DM  8,179.48

1.5     plus  VAT  16  %                 presently  per  month      DM  1,308.72
---                                                                 ------------

1.6     TOTAL  AMOUNT                    PRESENTLY  PER  MONTH      DM  9.488.19
                                                                    ------------


2. The operating costs are the costs set out in 13 of this Contract. The Tenant shall bear the operating costs according to 13 on a pro-rata basis for the overall space let to the Tenant (cf. 1 No. 1) in proportion to the overall lettable area of the FEZ (5,587.35 sq.m.). The ancillary costs for waste disposal, WC cleaning and hygiene expenses shall be borne by the Tenant on a pro-rata basis for the overall space let to the Tenant in proportion to the actually let area of the FEZ. For further details on operating costs, see 13 below.

3. As far as operating costs increase, decrease, are newly incurred or cease to be incurred, this shall be taken into account in the pro-rata calculation of the cost allocation. Accordingly, the Landlord shall be entitled to revise the advance on operating costs when the advance does not cover the operating costs incurred anymore. The Tenant, on its part, can demand a reduction of the advance when it turns out to bee too high.

4. Upon request of the Landlord, the Tenant of the rooms used for business or independent freelance purposes shall pay, in addition to the rent, value added tax at the respectively applicable rate if the Landlord has opted for the duty to pay VAT according to 9 of the USTG (turnover tax law). The parties know the regulations of the turnover tax law. In such case, the Landlord is obliged to issue the required input tax receipts to the Tenant.

5.     The  interior  decorative  repairs  shall  be  paid  by  THE  TENANT.
     The party obliged must have the interior decorative repairs performed in a regular and professional manner.

6. Minor maintenance and repair of all of the installations inside its leased rooms up to a value of DM 300.00 plus VAT per individual case shall be paid by THE TENANT, however only up to the amount of one monthly rent.
     The  party  obliged  must have the work performed in a professional manner.
(see  also   14  Subsec.  6).


  11     TERM  OF  LEASE,  OPTION,  TERMINATION

     The  lease  relationship  starts  on                01  JANUARY  2000
     It  is  for  a  DEFINITE  PERIOD  and  ends  on     31  MARCH  2003
     The Tenant has a NON-RECURRING OPTION RIGHT to continue the lease relationship for another term of 5 years.
     That right must be asserted not later than 6 months before the expiration of the Contract.

2. A termination, objection as well the exercise of the option right must be made in WRITING and must be received by the respective other party not later than on the last working day before the begin of the notice period.

3. During the termination period, the Tenant must permit the fixing of "rooms to let" posters on the windows and other suitable places.

4. The Landlord can terminate the Lease Contract for good cause with immediate effect without observing a notice period if the Tenant fails to perform its contractual obligations (e.g. payment in arrears of at least two monthly rents, substantial arrears of operating costs and/or heating costs and substantial nuisance to the Landlord and other tenants despite written warning, utilization in breach of the contract, unauthorized letting to a third party, etc.)

5. In case of a termination by the Landlord without observing a notice period, the Tenant shall be liable for any losses of rent, ancillary charges and other services.

6.     The  Contract  shall  not  be  annulled  by the death of the Tenant. Both
parties  waive  the  right  of  early  termination  under   569  of  the  BGB.

7.     Upon  expiration  of  the  term  of  lease,   568 of the BGB shall not be
applicable  to  the  parties.

  12     CENTRAL  HEATING  AND  HOT  WATER  SUPPLY

1. The Landlord is obliged to operate the central heating as far as required by the outside temperatures, however at least during the period from 1 October to 30 April. On Saturdays, Sundays and public holidays the Tenant does not have a right to a provision of central heating.

2. The Tenant is obliged to pay pro-rata operating and maintenance costs. A partial or complete discontinuation of the heating caused by a local fuel shortage does not entitle the Tenant to claim any reduction or damages. The same shall apply to any kind of necessary interruptions of the supply.

3. The costs of the central heating shall be allocated by the Landlord within the bounds of the legal regulations as to accounting criteria, e.g. according to usable floor space or enclosed space. If there exist heat counters or heating cost distributors, a part of the costs of not less than 50 % and not more than 70 % shall be allocated on the basis of the consumption (according to the Regulation on Heating Cost Accounting of 23 February 1981, BGBl. I p. 261). Monthly advance shall be paid on the allocated amount for the heating costs, the amount of such advance being adequately determined by the Landlord and accounted for after the end of the heating period. Upon the existence of appropriate reasons, the Landlord shall be entitled to change the allocation criteria for future accounting periods.

4. If instantaneous water heaters or boilers for the preparation of hot water are installed in the leased rooms, the Tenant shall bear all operating, maintenance and cleaning costs, in accordance with Appendix 3 of 27 of the Second Calculation Regulation. Maintenance and cleaning shall be done annually.


  13     ACCOUNTING  OF  OPERATING  AND  ANCILLARY  COSTS

1. Operating costs comprise the following costs for which a monthly advance shall be paid:

The current public charges, in particular all property charges, such as property tax, street cleaning
Refuse  collection
Costs  of  central  heating  and  its  maintenance
Electricity  supply  and  maintenance  of  the  electric  systems
Sewerage, including the costs of the operation and maintenance of drainage pumps Monitoring, operation and maintenance of the lift systems
House  cleaning  and  vermin  control,  general  house  cleaning
Intruder  alarm  system  and  its  maintenance
Hygiene  costs  (WC,  materials,  disposal  and  ventilation)
Gardening as well as maintenance of the outside installations, including the replacement of plants and trees
Lighting  costs
Chimney  cleaning
Costs of water supply, in particular costs of water consumption, basic charges and the meter rent, current costs of the use of intermediate meters (incl.
gauging fees), costs of operation and maintenance of the house water supply system.
Building,  property  and  liability  insurance
Caretaker  and  house  inspection
Building  and  glass  cleaning
Winter  service
Guarding  of  the  building
Maintenance  of  doors  and  windows
Fire  protection  and  maintenance,  inc.  fire  extinguishers

Further operating and maintenance costs of all above and non mentioned technical installations of the building, in particular parking installations, entrance doors, barrier systems, ventilation and air-conditioning systems, emergency power units and illumination, bell and intercom systems, smoke control systems, sprinkler systems, fire alarm systems as well as any other security systems and hot-water supply systems.

2. The advance on operating and ancillary expenses (see 10) shall be accounted for annually. The Tenant is entitled to inspect the books within an appropriate period after the receipt of the account. - In case of a move of the Tenant during the accounting period, the allocation shall be made upon the next regular accounting for the remaining time of lease compared with the accounting period.


  14     MAINTENANCE  OF  THE  ROOMS

1. Any damage on or inside the building and in the leased rooms must be immediately reported to the Landlord or its agent. The Tenant shall be liable for further damage caused by delayed notification.

2. The Tenant shall be liable to the Landlord for any damage caused by culpable failure to exercise the proper care incumbent on the Tenant, in particular if supply and sewerage lines, toilets, heating installations, etc. are improperly treated, the rooms are not sufficiently ventilated, heated or protected against frost. Line clogging up to the main pipe shall be removed by the Tenant at its expense in any case.

3. In the same manner, the Tenant shall be liable for any damage culpably caused by its members, employees, subtenants, visitors, suppliers and craftsmen.

4. Any damaged panes of glass and mirrors shall be replaced by the Tenant at its expense in any case. The Landlord assigns claims against culpable third parties, if any, to the Tenant. The Landlord shall not be obliged, but entitled to insure all panes of glass and mirrors. The costs of such insurance, including subsequent insurance, shall be borne by the Tenant.

5. Any germination of the leased property must be removed by the Tenant at its expense. The same applies to any free spaces leased or used.

6. Minor maintenance/repairs shall be carried out by the party obliged ( 10 Subsec. 8) at its expense, unless the damage was caused by the respectively other party. Minor maintenance/repairs include the repair of minor damage as well as the maintenance of lines and installations for water, electricity, gas and heating, of sanitary facilities, locks of windows, doors, shutters, blinds, awnings and similar installations.

7. The Tenant must immediately fix any damage that its is responsible for. If the Tenant fails to comply with that obligation even within an appropriate period after receiving a respective notice, the Landlord can have the necessary work performed at the Tenant's expense. In case of imminent danger or unknown whereabouts of the Tenant, a written notice and the granting of a period shall not be required.

8. The tenant expressly indemnifies the Landlord against any liability with regard to the leased property, unless such liability is culpably caused by the Landlord.


  15     END  OF  THE  TERM  OF  LEASE

At the end of the term of lease, the Tenant must hand the leased rooms over to the Landlord in a completely cleared, clean and freshly renovated condition. The walls shall be painted uniformly in the colour type Taiga 18. All keys, including any additionally purchased keys, must be handed over to the Landlord without claim for compensation. Otherwise, the Landlord shall be entitled to have the leased rooms opened, cleaned and painted and have new locks and keys made at the Tenant's expense.


  16     OTHER  STIPULATIONS

1. Landlord and/or Tenant shall be jointly and severally liable as far as they are formed by several persons. A notice of the Landlord shall be regarded as effective when it is given to one of the Tenants.

2. Should any provision of this Contract be or become legally invalid in part or as a whole, this shall not affect the validity of the remaining parts of the contract. The contracting parties undertake to newly agree upon any invalid provisions in a legally perfect form upon the request of the other party.

3.     Any alterations of or additions to this Contract must be made in writing.

4.     The  place  of  performance  and  of  jurisdiction  is  Witten.


  17     PAYMENT  OF  RENT  AND  ANCILLARY  COSTS

Rent and ancillary costs shall be paid monthly in advance, not later than by the 3rd working day of the respective month, free of charge, to the Landlord or to the person or body authorized by the Landlord to receive it.

     RENT AND ANCILLARY COSTS SHALL BE PAID INTO THE ACCOUNT NO. 49163 AT STADTSPARKASSE WITTEN (BANK CODE NO. 452 500 35)

The timeliness of the payment does not depend on the date of transmission, but on the date of receipt of the money.

In case of late payment, the Landlord shall be entitled to charge dunning costs to an amount of DM 50.00 per dunning notice, notwithstanding any default interest.

  18     LANDLORD'S  LIEN  -  PROVISION  OF  SECURITY

1. The Tenant declares that the items brought in upon moving into the rooms are its free property and that they are not seized or pledged,

     with  the  exception  of  the  following  items:    NONE

2. The Tenant is obliged to immediately inform the Landlord about an attachment of items brought in, indicating the bailiff and the attaching creditor.

3.     Provision  of  security

     The Tenant HAS ALREADY provided the Landlord with the a security for the performance of its obligations and/or for the payment of claims for damages to the amount of 2 monthly net rent payments

4. From the date of receipt of the security on, the Landlord shall pay interest on it at the usual rate for saving deposits with three months' period of notice. - The interest shall increase the security. The security shall be paid before the leased rooms are handed over. - The security can be replaced by a bank guarantee at any time.

5. The guarantee, together with the interest, shall be paid back to the Tenant upon termination of the lease relationship, provided it is certain that there are no claims against the Tenant.

6.     The  rent  shall  remain  unchanged  until  31  March  2003.



  19     ADVERTISING  MEASURES  /  OUTDOOR  ADVERTISING

     The Tenant is entitled to fix advertising signs to the following areas: as agreed

     In  case  there exist or are installed collective sign carriers, the Tenant
shall  be  obliged  to use such systems and assume     pro-rata costs. (see also
the  House  Rules).


  20     PROTECTION  AGAINST  COMPETITION

     PROTECTION  OF  THE  TENANT  AGAINST  COMPETITION  IS  EXCLUDED.


  21     FURTHER  PROVISIONS

1. In performing its business activities, the Tenant must observe all applicable regulations with regard to environmental protection.

2. The agreements included in this Lease Contract, in particular the House Rules, are essential parts of this Contract.

3. Every Tenant is jointly and severally liable for all obligations under this Lease Contract.

4. The additional agreements of 09 April 1998 and 10 November 1998 to the Lease Contract remain in force.




Witten,  13  April  2000                         Witten,  06  June  2000

/signature/                                      /signature/
RESEARCH  AND  DEVELOPMENT  CENTRE
FEZ  WITTEN  GMBH                                SANGUIBIOTECH  AG
 (Landlord)                                      (Tenant)


                    I HEREBY CERTIFY THAT THIS IS A TRUE AND
                      COMPLETE TRANSLATION OF THE PRESENTED
                        GERMAN DOCUMENT. THIS TRANSLATION
                    COMPRISES 1 PAGES (including this page).

                              Berlin, 27 July 2000

                                  Jochen Wendt
         Graduate Interpreter/Translator for German, English, Portuguese
        Generally Sworn Interpreter for the Courts and Notaries of Berlin